UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): 6/30/2025

LEMONADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39367	32-0469673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Crosby Street, 3rd Floor
New York, NY 10013
(Address of principal executive offices) (Zip Code)
(844) 733-8666
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LMND	New York Stock Exchange
Warrants to purchase common stock	LMND.WS	New York Stock Exchange American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As of June 30, 2025, Lemonade, Inc. (the “Company”), together with certain of its wholly-owned subsidiaries, agreed to the terms of its reinsurance program, effective July 1, 2025, and expiring June 30, 2026 (the “Reinsurance Program”). The Reinsurance Program includes Whole Account Quota Share Reinsurance Contracts by and among the Company, Lemonade Insurance Company ("LIC"), Metromile Insurance Company (“MIC”) and Lemonade Insurance N.V. (“Lemonade Insurance”) and each of Hannover Ruck SE (“Hannover”) and MAPFRE Re (“MAPFRE”, collectively with Hannover, the “Reinsurers”).

Under the Reinsurance Program, the Company has chosen to reduce the ceded proportion of its quota share reinsurance from approximately 55% to approximately 20%. The variable ceding commission rate related to the quota share agreements is expected to be roughly equivalent to that of the expiring agreements. The Company expects to renew its other ancillary reinsurance programs at terms roughly in line with expiring agreements.

The foregoing description of the contracts underlying the Reinsurance Program, does not purport to be complete and is qualified in its entirety by reference to the full text of those contracts, which the Company expects to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, with certain confidential provisions redacted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMONADE, INC.

Date: July 2, 2025	By:	/s/ Tim Bixby
Tim Bixby
Chief Financial Officer